                                                                       EXHIBIT 5

Piper Rudnick LLP
1200 19th Street, N.W.
Washington, D.C. 20036-2412

April 30, 2002

Mobilepro Corp.
3204 Tower Oaks Bldv.
Suite 350
Rockville, MD 20852

Re: Mobilepro Corp. 2001 Equity Performance Plan

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-8/A (the "Registration Statement") filed by Mobilepro Corp., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 960,000 shares (the "Shares") of common stock, par value $0.001 per share (the "Common Stock"), to be offered and sold by certain shareholders of the Company under the Mobilepro Corp. 2001 Equity Performance Plan (the "Plan").

We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that the Shares of Common Stock that may be issued or transferred and sold pursuant to the Plan will be, when issued or transferred and sold in accordance with the Plan and any agreements thereunder, and assuming receipt of consideration at least equal to the par value of the Common Stock, duly authorized, validly issued, fully paid and nonassessable.

In giving this opinion, we have assumed that all certificates for the Shares, prior to their issuance, will be duly executed on behalf of the Company by the Company's transfer agent and registered by the Company's registrar, if necessary, and will conform, except as to denominations, to specimens we have examined.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8/A filed by the Company to effect registration of the Shares to be issued or transferred and sold pursuant to the Plan under the Securities Act of 1933.

Very truly yours,

/s/ Piper Rudnick LLP